SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              IMMUCELL CORPORATION
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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

                              IMMUCELL CORPORATION

                    Notice of Annual Meeting of Stockholders

                                  June 13, 2001




To the Stockholders of ImmuCell Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ImmuCell Corporation (the "Company") will be held at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine on Wednesday, June 13, 2001 at 9:00 a.m. for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

     2. To consider and act upon a proposal to approve an amendment to the Company's 2000 Stock Option and Incentive Plan, increasing the number of shares of the Company's common stock reserved for issuance under such plan from 250,000 to 500,000 shares.

     3. To consider and act upon a proposal to ratify a grant of non-qualified stock options to three individuals in accordance with the rules of The Nasdaq Stock Market.

     4. To take any other action which may properly come before the meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on Wednesday, April 18, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.



                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              MICHAEL F. BRIGHAM, SECRETARY
                                              April 24, 2001







WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING IN PERSON.

                              IMMUCELL CORPORATION
                               56 EVERGREEN DRIVE
                               PORTLAND, ME 04103
                                                                  April 24, 2001


                                 PROXY STATEMENT

                       2001 ANNUAL MEETING OF STOCKHOLDERs

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ImmuCell Corporation (the "Company"), a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. on Wednesday, June 13, 2001 at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy card are first being given or sent to stockholders on or about April 26, 2001. Stockholders who execute proxies may revoke them at any time before exercise thereof. See "OTHER MATTERS", below.

                          VOTING SECURITIES OUTSTANDING

     Only stockholders of record at the close of business on April 18, 2001, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. As of such date, there were 2,715,184 shares of common stock of the Company issued and outstanding. Each share is entitled to one vote with respect to all matters to be acted upon at the meeting. The holders of one-third of the Company's common stock outstanding and entitled to vote, represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. Votes cast in person or by proxy at the meeting will be tabulated by the inspector of election approved for the meeting.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld from any nominee, as well as broker non-votes, will not be counted in such nominee's favor. The nominees for directors receiving a plurality of the votes cast by the holders of the common stock represented at the meeting in person or by proxy will be elected. This means that the eight nominees receiving the largest number of vote's cast will be elected. Abstentions may be specified on the proposal to approve the amendment to the Company's 2000 Stock Option and Incentive Plan and on the proposal to ratify the grant of non-qualified stock options to three individuals, but not on the election of directors, and will be counted as present for purposes of this item. Since the amendment to the 2000 Plan and the proposal to ratify the grant of non-qualified stock options to three individuals require the approval of the holders of a majority of the shares of the Company's common stock represented at the meeting, abstentions will have the effect of a negative vote. Broker non-votes on these two items will be treated as shares not voted and will have no effect on the vote.

                   ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)

     Each of the eight persons listed below has been nominated to serve as a director until the next Annual Meeting of the Stockholders and until his successor is chosen and qualified. The proxies in the enclosed form, which are executed and returned, will be voted (unless otherwise directed) for the election as directors of the nominees listed below:

     MICHAEL F. BRIGHAM (Age: 40, Officer Since: October 1991, Director Since:
March 1999) was appointed to serve as President and Chief Executive Officer in February 2000, while maintaining the titles of Treasurer and Secretary, and was appointed to serve as a Director of the Company in March 1999. He previously had been elected Vice President of the Company in December 1998 and served as Chief Financial Officer since October 1991. Prior to that, he served as Director of Finance and Administration since originally joining the Company in September 1989. He has served as Secretary since December 1995 and as Treasurer since October 1991. Mr. Brigham serves on the Board of Directors of the Biotechnology Association of Maine and of the Maine Center for Innovation in Biotechnology. Prior to joining the Company, he was employed as an audit manager for the public accounting firm of Ernst & Young. Mr. Brigham earned his Masters in Business Administration from New York University in 1989.

     ANTHONY B. CASHEN (Age: 65, Director Since: 1985) is a member of the Executive and the Compensation and Stock Option Committees of the Board of Directors and retired as a senior partner of TMP Worldwide, Inc., an executive recruitment firm, in January 2000. From 1980 to 1990, Mr. Cashen served as President of Flanagan & Webster, Inc., an executive recruitment firm, which, through acquisition, became part of TMP Worldwide, Inc. Previously, Mr. Cashen had been a partner in the investment firms of Donaldson, Lufkin and Jenrette, Inc. and A. G. Becker & Co., Inc. He is also a director of LBO Capital Corporation and the Cornell University Research Foundation.

     JOSEPH H. CRABB, PH.D. (Age: 46, Officer Since: March 1996, Director Since:
March 2001) was appointed to serve as a Director of the Company in March 2001, having previously served in that capacity during the period from March 1999 until February 2000, and was elected Vice President of the Company in December 1998, while maintaining the title of Chief Scientific Officer. He has served as Chief Scientific Officer since September 1998. Prior to that, he served as Vice President of Research and Development since March 1996. Prior to that, he served as Director of Research and Development and Senior Scientist since originally joining the Company in November 1988. Dr. Crabb currently holds a Clinical Assistant Professorship at Tufts University School of Veterinary Medicine and serves on National Institutes of Health and American Water Works Association advisory committees. Prior to joining the Company in 1988, Dr. Crabb earned his Ph.D. in Biochemistry from Dartmouth Medical School and completed postdoctoral studies in microbial pathogenesis at Harvard Medical School, where he also served on the faculty.

     KEITH N. HAFFER, PH.D. (Age: 49, Director Since: February 2000) was appointed to serve as a Director of the Company in February 2000 and is a member of the Nominating Committee of the Board of Directors. He has been President of Advantage Bio Consultants, Inc., an international animal health/biotechnology consulting firm, since 1994. He has over 20 years experience in the animal health field and has held management positions at SmithKline Beecham and Sanofi. He earned his Ph.D. from the University of Massachusetts at Amherst and completed postdoctoral studies at Purdue University, School of Veterinary Medicine. In November 1997, Mr. Haffer filed a voluntary petition under Chapter 13 of the United States Bankruptcy Code following an adverse judgment in litigation. Mr. Haffer is currently making payments to his creditors under the provisions of a five-year plan approved by the Bankruptcy Court.

     WILLIAM H. MAXWELL, M.D. (Age: 61, Director Since: 1986) is a member of the Executive, the Compensation and Stock Option, the Audit and the Nominating Committees of the Board of Directors. He has been President of Maxwell, Knowland & Kluger, M.D., P.A., ENT Associates since its inception in 1978, working as an otolaryngologist (head and neck surgeon). Previously, he served as President and CEO of Medical Mutual Insurance Company of Maine from 1978 to 1998.

     JONATHAN E. ROTHSCHILD (Age: 47, Director Since: April 2001) was appointed to serve as a Director of the Company in April 2001. He has been President of Arterio, Inc., of Concord, California, a vitamin and nutrition company that does business as Ecological Formulas since 1981. He is the owner of Colburn's North Village Country Store in Weare, New Hampshire and served as a director and chief financial officer of Cistron Biotechnology from 1999 until it was acquired by Celltech, PLC in November 2000.

     MITCHEL SAYARE, PH.D. (Age: 53, Director Since: September 1994) is a member of the Compensation and Stock Option, the Audit and the Nominating Committees of the Board of Directors. He joined ImmunoGen Inc., a biotechnology company, ("ImmunoGen") in 1986 as President and Chief Executive Officer and is currently ImmunoGen's Chairman and Chief Executive Officer. From 1982 to 1985 Dr. Sayare was Vice President of Development at Xenogen, Inc., a biotechnology company, and from 1977 to 1982 he was Assistant Professor of Biochemistry at the University of Connecticut. Dr. Sayare serves on the Board of Directors of the Biotechnology Industry Organization ("BIO") and is BIO's Treasurer. He also serves on the Board of Directors of Caveo Technology and the Center for Blood Research.

     TRACY D. WILKINS, PH.D. (Age: 57, Director Since: April 2001) was appointed to serve as a Director of the Company in April 2001. He is a co-owner of TechLab, Inc. of Blacksburg, Virginia, a biotechnology company, and has served as its president since 1990. He also has been a professor at the Virginia Polytechnic Institute since 1972, becoming Director of Biotechnology in 1993.

     There is no family relationship between any director or person nominated or chosen by the Company to become a director.

     If any of the individuals named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons as management may recommend. Management has no reason to believe any nominees will be unavailable. Any vacancies that may occur during the year may be filled by the Board of Directors to serve until the next annual meeting.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held five meetings during 2000. Each director attended at least 75 percent of the Board meetings held during the period for which he was a director except for Dr. Donahoe. The Committees of the Board of Directors are the Executive Committee, the Compensation and Stock Option Committee, the Audit Committee and the Nominating Committee. Each director attended at least 75 percent of the aggregate number of committee meetings held during the period for which he served on such committees. Members of the Board will be elected at the first meeting of the Board following this year's Annual Meeting to serve on the various committees until the next Annual Meeting.

     In the absence of actions by the full Board of Directors, the Executive Committee may exercise, with certain limitations, all of the powers of the Board in the management of the business and affairs of the Company. Its members are Messrs. Brigham, Cashen and Maxwell. The Executive Committee held five meetings during 2000.

     The Board's Compensation and Stock Option Committee reviews and recommends salary, bonus and other benefits for designated members of senior management and reviews and recommends new executive compensation or benefit plans or policies to the Board and is responsible for administering the Company's 1989 Stock Option and Incentive Plan, the 1995 Stock Option Plan for Outside Directors, the 2000 Stock Option and Incentive Plan and the 2000 Stock Option Plan for Outside Directors. Its members are Messrs. Cashen, Maxwell and Sayare. The Compensation and Stock Option Committee held three meetings during 2000.

     The Board's Audit Committee recommends the engagement of the Company's independent auditors, consults with such auditors with regard to audit plans, and reviews the annual reports of the independent auditors as well as the adequacy of the Company's internal operating procedures and controls. Its members are Drs. Maxwell and Sayare. The Audit Committee held two meetings during 2000. The Board of Directors of the Company intends to appoint a third independent director to the Audit Committee at its next meeting on June 13, 2001. The Audit Committee Report can be found on page 4 of this Proxy Statement, and the Charter and Powers of the Audit Committee can be found in Exhibit A to this Proxy Statement.

     The Board's Nominating Committee recommends to the full Board the number of directors to serve on the Board, the criteria for Board membership and nominees for election to the Board. Its members are Messrs. Haffer, Maxwell and Sayare. The Nominating Committee met once during 2000. The Nominating Committee will consider nominees for director recommended by stockholders as part of the Nominating Committee's periodic review of the size and composition of the Board. Such recommendations may be sent to the Nominating Committee through the Secretary of the Company. Under the Company's By-laws, stockholders wishing to formally nominate a person for election as a director at the annual meeting must notify the Secretary of the Company in writing not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than 30 days from such anniversary date, the notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such notice must comply with the provisions set forth in the By-laws. A copy of the relevant provisions of the By-laws will be sent to any stockholder who requests it in writing. Such requests should be addressed to the Secretary of the Company.

     Officers of the Company who are also directors do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings. In accordance with the Company's By-laws, it has always been the Company's policy to reimburse the directors for out-of-pocket expenses, and effective July 1990, the Company adopted a policy to pay a per meeting fee of $750 to each non-employee director for his attendance and service at each Board of Directors' meeting. Effective June 1994, the Company increased this fee to $1,000 per meeting. Effective June 2000, the Company also began paying an annual retainer fee of $2,000 to compensate for time spent by directors on Company business outside of the regularly scheduled meeting dates. At times when a director attends a part but not all of a meeting, the compensation is reduced proportionately. Occasionally, special meetings of the Board of Directors are called in addition to the regularly scheduled meetings each year. Attendance at these meetings is often facilitated by the use of teleconference connections, and generally no fee is paid to directors in connection with service at such special meetings. Mr. Cashen, Dr. Haffer, Dr. Maxwell and Dr. Sayare each received $6,000 and Dr. Donahoe received $3,000 during 2000 for their attendance and services at regular meetings of the Board of Directors and for the $2,000 annual retainer fee.

     Dr. John P. Donahoe resigned from the Company's Board of Directors effective September 2000, and the Company expresses its appreciation for his past service as a director.

     In June 2000, the stockholders approved the 2000 Stock Option Plan for Outside Directors (the "2000 Plan") pursuant to the provisions of the Internal Revenue Code of 1986. Under the 2000 Plan, each of the five, then-serving outside directors of the Company was automatically granted a non-qualified stock option to purchase 15,000 shares of common stock at its fair market value on the date the 2000 Plan was approved by the stockholders, which was $3.50 per share.

An option to purchase 15,000 shares of common stock terminated when one director resigned from the Board in September 2000. Directors who are newly elected to the Board subsequent to June 2000 will receive an automatic grant of an option to purchase 15,000 shares, at the fair market value on the date when such directors are first elected to the Board by the stockholders. One-third of the options subject to the grant vest on the date that the director is first re-elected to the Board by the stockholders; an additional 5,000 options vest on the second date that the director is re-elected to the Board by the stockholders; and the remaining 5,000 options vest on the third date that the director is re-elected to the Board by the stockholders. 120,000 shares of common stock are reserved for issuance under the 2000 Plan. All options granted under the 2000 Plan expire no later than five years from the date of grant. The 2000 Plan expires in June 2005, after which date no further options may be granted under the 2000 Plan; however, any outstanding options under the 2000 Plan may be exercised in accordance with their terms.

     In February 1995, the Board of Directors adopted the 1995 Stock Option Plan for Outside Directors (the "1995 Plan"), which was approved by the stockholders in June 1995. The Board of Directors originally reserved 64,000 shares of common stock for issuance under the 1995 Plan. Under the 1995 Plan, each director who was not an employee of the Company on the date the 1995 Plan was adopted by the Board of Directors was automatically granted a non-qualified stock option to purchase 8,000 shares of common stock at a purchase price of $1.25 per share, the fair market value on the day of the grant. One non-employee director who was newly elected to the Board subsequent to that date received an automatic grant of an option to purchase 8,000 shares at a purchase price of $1.94 per share, the fair market value on the day in June 1995 when such director was first elected to the Board by the stockholders. Each option became exercisable as to one-half (1/2) of the shares subject to the option in June 1996 and thereafter as to the remaining one-half (1/2) of the shares in June 1997. The 1995 Plan provides that all options expire no later than five years from the date of grant. The 1995 Plan expired in February 2000, and no further options will be granted under the 1995 Plan. Mr. George Masters, a former director, exercised options to purchase the aggregate of 8,000 shares of common stock at the exercise price of $1.25 per share (4,000 of which were exercised in March 1997 and the remaining 4,000 were exercised in February 2000). Mr. Cashen and Dr. Maxwell each exercised options to purchase 8,000 shares of common stock at the exercise price of $1.25 per share in April 2000. In June 2000, options to purchase 8,000 shares of common stock were exercised by Dr. Sayare, at the exercise price of $1.25 per share.

     The last sales price of the Company's common stock on April 11, 2001 as reported by The Nasdaq SmallCap Market was $2.70.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director as established in The Nasdaq Stock Market listing standards. The Board of Directors of the Company intends to appoint a third independent director to the Audit Committee at its next meeting on June 13, 2001. The Board adopted a written charter for the Audit Committee on February 17, 2000, which is attached to this proxy statement as Exhibit A. The Company has a January 1 to December 31 fiscal year. The Audit Committee met twice during the 2000 fiscal year.

     The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants during the 2000 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

     The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and be filed with the Securities and Exchange Commission.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Submitted by:
Audit Committee
William H. Maxwell, Chairperson
Mitchel Sayare

                         PRINCIPAL ACCOUNTING FIRM FEES

     Set forth below is a summary of the fees incurred for the year ended December 31, 2000 to the Company's principal accounting firm, PricewaterhouseCoopers LLP:

     Audit fees                 $29,000

     Financial information
        systems design and
        implementation fees          --

     Tax consulting               5,100 (a)

     All other expenses           3,835
                                -------
     Total                      $37,935


     (a) Comprised principally of fees for preparing the 1999 tax returns, which work was performed in 2000.

                               EXECUTIVE OFFICERS

     The Company's executive officers, who both hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders of the Company and until his successor is chosen and qualified, are as follows:

     MICHAEL F. BRIGHAM Information concerning the background and experience of Mr. Brigham and the period during which he has served in his current capacity is set forth above under the caption "ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)".

     JOSEPH H. CRABB, PH.D. Information concerning the background and experience of Dr. Crabb and the period during which he has served in his current capacity is set for above under the caption "ELECTION OF THE BOARD OF DIRECTORS (ITEM
1)".

     There is no family relationship between any executive officer or person nominated or chosen by the Company to become an executive officer.

                             EXECUTIVE COMPENSATION

     The following table contains information as to the total compensation paid by the Company for services rendered during each of the three fiscal years ended December 31, 2000, 1999 and 1998 by each executive officer of the Company that earned a total salary and bonus in excess of $100,000 during fiscal year 2000.

                           SUMMARY COMPENSATION TABLE

                                                                  Long-Term
                                      Annual Compensation         Compensation
                                      -------------------         -------------
Name and                                                          Securities
Principal                                                         Underlying
Position                          Year  Salary($)  Bonus($)(1)    Options(#)(2)
--------                          ----  ---------  -----------    -------------
Michael F. Brigham                2000   102,571         --       47,000
President, Chief Executive        1999    97,752     28,500       51,000
Officer, Treasurer and Secretary  1998    94,310      9,913           --

Joseph H. Crabb, Ph.D.            2000   102,571         --       47,000
Vice President and                1999    98,226     28,500       51,000
Chief Scientific Officer          1998    99,893      9,733           --


(1) Bonus compensation is reported in this table in the year it is earned regardless of the fiscal year in which it is paid.

(2) Reflects shares of common stock underlying options granted to the named employee.

     The table below sets out information on option grants made in 2000 to the executive officers listed in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                               Individual Grants
                               -------------------------------------------------
                               Number of        % of
                               Securities    Total Options
                               Underlying    Granted to     Exercise
                               Options       Employees in    Price    Expiration
     Name                      Granted (#)   Fiscal Year    ($/Sh)       Date
     ---------------------------------------------------------------------------
     Michael F. Brigham(1)        46,000       17.7%         $3.50      6/22/10
     Michael F. Brigham(2)         1,000        0.4%         $2.00     12/13/10
     Joseph H. Crabb, Ph.D.(1)    46,000       17.7%         $3.50      6/22/10
     Joseph H. Crabb, Ph.D.(2)     1,000        0.4%         $2.00     12/13/10

(1)  These options become exercisable in accordance with the following schedule:
     6,666 on and after June 30, 2001, an additional 6,667 on and after June 30, 2002, an additional 7,667 on and after June 30, 2003 and the remaining 26,000 on and after December 31, 2004.

(2)  These options become exercisable on and after December 31, 2005.

     The table below sets out information on options exercised during fiscal year 2000 and outstanding options held at the end of fiscal year 2000 by the executive officers listed in the Summary Compensation Table.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

                                                               Number of Securities              Value (2) of Unexercised
                              Shares                          Underlying Unexercised             In-the-Money Options (3)
                                                                Options at FY-End (#)                   at FY-End
                             Acquired         Value (1)    -----------------------------       -----------------------------
Name                      on Exercise (#)     Realized     Exercisable     Unexercisable       Exercisable     Unexercisable
----                      ---------------     --------     -----------     -------------       -----------     -------------
Michael F. Brigham            11,500          $ 25,875        76,602           81,334            $18,275          $8,583

Joseph H. Crabb, Ph.D.         2,000          $  4,500       100,102           81,334            $17,057          $8,583

(1) This value is calculated by determining the difference between the fair market value (defined as the last sales price) of the Company's common stock on the date of exercise, which was $3.69 per share, and the exercise price of the options.

(2) This value is calculated by determining the difference between the fair market value (defined as the last sales price) of the Company's common stock at December 31, 2000, which was $1.56 per share, and the exercise price of the options.

(3) "In-the-Money Options" are defined as options with an exercise price that is less than the fair market value (defined as the last sales price) of the Company's common stock at December 31, 2000, which was $1.56 per share.

EMPLOYMENT AGREEMENTS

     In April 1999, the Company entered into employment agreements with Mr. Brigham and Dr. Crabb whereby Mr. Brigham agreed to serve the Company as Vice President and Chief Financial Officer and Dr. Crabb agreed to serve as Vice President and Chief Scientific Officer. Effective February 2000, Mr. Brigham was appointed to serve as President and CEO of the Company. Under the agreements, both of these executive officers is entitled to receive a minimum annual salary retroactive to February 1999 of $95,000, subject to increases and bonus pay at the discretion of the Compensation and Stock Option Committee of the Company's Board of Directors. Effective February 2000, this minimum annual salary was increased to $100,000 for both of these executive officers, and effective February 2001, this minimum annual salary was increased to $125,000 for both of these executive officers. Should the employment of either of these executive officers be terminated for reasons other than voluntary resignation or termination for just cause, as defined in the agreements, the terminated officer(s) would be entitled to receive three months' salary, as well as the associated regular employee benefits at the then prevailing levels.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with its directors and executive officers in the form approved by the stockholders at the 1989 Annual Meeting. The agreements include procedures for reimbursement by the Company of liabilities and expenses, which may be incurred in connection with service as a director or officer. The Company also expects to enter into indemnification agreements with individuals who become directors in the future, as well as such officers of the Company as the Board of Directors may from time to time determine.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's common stock at April 11, 2001 of (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock, (ii) each of the Company's directors and nominees, (iii) each of the Company's executive officers named in the Summary Compensation Table above and (iv) all directors and executive officers of the Company as a group:

                                      Shares of the           Percent of the
                                  Company's Common Stock  Company's Common Stock
Name of Beneficial Owner          Beneficially Owned (1)    Beneficially Owned
------------------------          -----------------------   ------------------
Michael F. Brigham (2)............         147,045                   5.3%
Anthony B. Cashen (3).............          38,776                   1.4%
Joseph H. Crabb, Ph.D.(4).........         140,769                   5.0%
Keith N. Haffer, Ph.D.(3).........           5,000                    *
William H. Maxwell, M.D.(3).......          14,021                    *
Jonathan E. Rothschild (5)........         264,100                   9.7%
Mitchel Sayare, Ph.D. (3).........          26,476                    *
Tracy D. Wilkins, Ph.D.(6)........         170,800                   6.3%
Directors and executive officers
as a Group (8 persons)(7).........         806,987                  27.9%

 *   Ownership percentage is less than 1%

(1) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to the information contained in the footnotes of this table.
(2) Includes 68,269 shares of common stock covered by stock options, which are currently exercisable.
(3) Includes 5,000 shares of common stock covered by stock options, which become exercisable on June 13, 2001.
(4) Includes 91,769 shares of common stock covered by stock options, which are currently exercisable, and 49,000 shares of common stock held jointly with Dr. Crabb's wife.
(5) Includes 146,600 shares of common stock held by Arterio Inc., a corporation owned solely by Mr. Rothschild. The address of Mr. Rothschild is 111 Briney Avenue, #2509, Pompano Beach, FL 33062.
(6) Includes 96,100 shares of common stock held jointly with Dr. Wilkins' wife. The address of Dr. Wilkins is c/o TechLab, Inc., VPI Research Park, 1861 Pratt Drive, Blacksburg, VA 24060.
(7) Includes 180,038 shares of common stock covered by stock options, which are currently exercisable or become exercisable by June 13, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company engaged in no transactions with management during 2000, the disclosure of which is required under this section of the Proxy Statement.

                  APPROVAL OF AN AMENDMENT TO THE CORPORATION'S
         2000 STOCK OPTION AND INCENTIVE PLAN (THE "2000 PLAN") (ITEM 2)

     In April 2001 the Compensation and Stock Option Committee of the Board of Directors approved an amendment to the 2000 Plan to increase the number of shares of the Company's common stock reserved for issuance under the 2000 Plan by 250,000 shares from 250,000 to 500,000 shares, subject to approval by the stockholders of the Company. As of April 11, 2001 there were 1,000 shares of common stock available for grant under the 2000 Plan. Management believes that the reservation of 250,000 additional shares of common stock for the 2000 Plan is advisable in order to effectively attract and maintain key employees in the future.

     In February 2000, the Board of Directors adopted the 2000 Stock Option and Incentive Plan, which was approved by the stockholders in June 2000. Only employees (including executive officers and employee directors) of the Company and such other individuals providing services to the Company as selected by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") are eligible to participate in the 2000 Plan. Currently, approximately twenty-three (23) employees are eligible for participation in the 2000 Plan. The 2000 Plan is intended to advance the Company's interests by encouraging certain employees and other individuals providing services to the Company to own stock in the Company and to remain employees or service providers of the Company. The 2000 Plan allows for the granting of incentive stock options, non-qualified stock options, and stock appreciation rights ("SARs").

     The 2000 Plan is administered by the Committee. The Committee in its discretion selects the key employees and other persons eligible to participate, determines the terms of awards, interprets the 2000 Plan, and makes all other determinations for administering the 2000 Plan.

     The maximum number of shares of the Company's common stock that may currently be issued pursuant to the 2000 Plan is 250,000 shares, subject to change in the event of subsequent stock splits or other capital changes. If an option that has been granted is subsequently terminated for any reason, such as due to the departure of an employee, the number of shares as to which the terminated option has not been exercised may again become available for the grant of options. During 2000, options to purchase an aggregate of 260,000 shares of common stock were granted to all employees and service providers as a group under the 2000 Plan at a average exercise price of $3.15 per share, and options to purchase an aggregate of 11,000 shares of common stock, previously outstanding, were terminated. As of April 11, 2001, options to purchase 249,000 shares were outstanding under the 2000 Plan to 22 employees, of which none were exercisable. No options to purchase shares have been exercised under the 2000 Plan.

     During 2000, options to purchase an aggregate of 94,000 shares of common stock were granted to executive officers (47,000 to Mr. Brigham and 47,000 to Dr. Crabb) under the 2000 Plan at an average exercise price of $3.47 per share, all of which options were outstanding and none of which were exercisable as of April 11, 2001.

     No SARs have been granted to date to any person under the 2000 Plan. The last sales price of the Company's common stock on April 11, 2001 was $2.70 per share as quoted on The Nasdaq SmallCap market.

     The 2000 Plan provides that certain of the Stock Options are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. Other Stock Options will be granted as non-qualified stock options. Incentive Stock Options will be issued at an option price no less than the fair market value of the Company's common stock on the date of grant (110% of fair market value in the case of 10% stockholders). Non-qualified stock options will be issued at an option price equal to no less than 85% of the fair market value of the Company's common stock at the time the option is issued. Exercise of Stock Options will be subject to terms and conditions set by the Committee and set forth in the instrument evidencing the Stock Option. Stock Options may be exercised with either cash or, in the discretion of the Committee, shares of common stock. The date of expiration of the Stock Option will be fixed by the Committee, but may not be longer than ten years from the date of grant (five years in the case of 10% stockholders). All Stock Options will terminate on the earlier of their expiration date or one year following termination of employment due to disability or death. Upon termination of employment for any reason other than disability or death all Stock Options will expire on the earlier of their expiration date or three months following termination.

     An optionee will not recognize income for Federal income tax purposes upon the grant of an Incentive Stock Option. An optionee will also not recognize income upon the exercise of an Incentive Stock Option; however, the difference between the option price and the fair market value of the stock acquired on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If no disposition of the stock acquired upon the exercise of the Incentive Stock Option occurs until after more than two years after the Incentive Stock Option was granted and more than one year after the transfer of such stock to the optionee, any gain or loss recognized upon such disposition will be treated as long-term capital gain or loss.

     The disposition of the stock acquired upon the exercise of an Incentive Stock Option within two years after the Incentive Stock Option was granted or within one year after the transfer of the stock to the optionee will be a disqualifying disposition, and the optionee will generally recognize (i) ordinary compensation income for Federal income tax purposes in an amount equal to the excess of the fair market value on the date of exercise of the stock acquired over the option price and (ii) short or long-term capital gain (depending on how long the stock was held) to the extent the stock is disposed of in a sale or taxable exchange at a price in excess of the value of such stock on the date of exercise. If the amount realized by the optionee upon such a disposition is less than the value of the stock on the date of exercise, then the amount of income realized will be all compensation income and will be limited to the excess amount realized on the sale or exchange over the option price of the stock.

     As is the case with an Incentive Stock Option, an optionee will not recognize income for Federal income tax purposes upon the grant of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, an optionee will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option price. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss.

     The Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above. To the extent that an employee recognizes capital gain as described above, the Company will not be entitled to any deduction for Federal income tax purposes.

NEW PLAN BENEFITS

     As described above, the selection of the employees of the Company who will receive additional grants under the 2000 Plan is to be determined by the Compensation and Stock Option Committee in its discretion. Therefore, it is not possible to predict the amounts that will be received by or allocated to particular individuals or groups of employees. During 2000, options to purchase an aggregate of 94,000 shares were granted to all current executive officers as a group, and options to purchase an aggregate of 166,000 shares were granted to 20 employees, who are not also executive officers, as a group under the Company's 2000 Plan.

     The Board recommends that the shareholders vote FOR approval of the amendment to the 2000 Plan. The affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the meeting is required to approve the amendment to the 2000 Plan.

                   INTEREST OF CERTAIN PERSONS IN ITEM 2 ABOVE

     The approval of the amendment to the 2000 Plan may benefit Mr. Brigham and Dr. Crabb, executive officers of the Company, because both of them are eligible for grants under the 2000 Plan.

                           RATIFICATION OF A GRANT OF
            NON-QUALIFIED STOCK OPTIONS TO THREE INDIVIDUALS (ITEM 3)

     In March 1999, a total of 93,300 non-qualified stock options were issued to three, then-serving executive officers of the Company (31,100 options granted to each of Michael F. Brigham, Joseph H. Crabb and Stafford C. Walker) at an exercise price of $1.31 per share, the then current market price of the Company's common stock. These options were issued outside of the Company's regular stock option plans in connection with new employment agreements that were approved by the Board of Directors and entered into with these officers at that time. In March 2000, 31,100 of these options became exercisable. In September 2000, 20,734 of these options terminated when one of the officers (Mr. Walker) separated from the Company. An additional 20,734 options become exercisable in March 2001, and the remaining 20,734 options become exercisable in March 2002. In the event of a change in control of the Company, all of these options will vest immediately. If not exercised, 10,366 of these options issued to the former officer expire in March 2002, and the remaining 62,200 (31,000 issued to each of Mr. Brigham and Dr. Crabb) expire in March 2009. In the event of Mr. Brigham's or Dr. Crabb's termination of employment with the Company, disability or death, the options will be exercisable during the eighteen-month period following the date of termination of employment, to the extent they were exercisable as of the date of such termination.

     At the time of the grant of these non-qualified stock options, insufficient shares were available for grant under stock option plans that had been approved by the shareholders, and the Compensation and Stock Option Committee of the Board of Directors believed that the grant of these non-qualified stock options was an important component of the overall compensation program for these key individuals that was instituted following a reorganization of the Company's management. Under the corporate governance rules of The Nasdaq Stock Market, shareholder ratification of these non-qualified options is required. By written agreement with the three individuals, all economic and voting interest in these options was locked up until shareholder approval of the grant is obtained.

     The Federal income tax consequences of the issuance and exercise of a non-qualified stock option, to the optionee and the Company, is as follows. An optionee will not recognize income for Federal tax purposes upon the grant of a non-qualified stock option. However, upon the exercise of a non-qualified stock option an optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date of the exercise over the option price. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss and will be long-term capital gain or loss if the optionee held the shares for more than one year. The Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income.

     The Board recommends that the shareholders vote FOR ratification of this grant of non-qualified stock options to the three individuals. The affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the meeting is required to ratify this grant of non-qualified stock options.

     The last sales price of the Company's common stock on April 11, 2001 was $2.70 per share as quoted on The Nasdaq Stock Market.

                   INTEREST OF CERTAIN PERSONS IN ITEM 3 ABOVE

     The ratification of the grant of non-qualified stock options would benefit Mr. Brigham and Dr. Crabb, executive officers of the Company, because both of them are recipients, in part, of the grant.

                         INFORMATION CONCERNING AUDITORS

     The Board of Directors of the Company engaged PricewaterhouseCoopers LLP as the principal accountants to audit the Company's financial statements for each of the fiscal years from 1993 through 2000. The foregoing decisions were recommended by the Audit Committee of the Board of Directors and then approved by the Board. The selection of the auditors to perform the 2001 audit is expected to be made at the first Board meeting following the Annual Meeting on June 13, 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except as follows: the acquisition by Dr. Sayare of 8,000 shares of common stock of the Company upon the exercise of a stock option, which was due to be reported on a Form 4 for the month of June 2000, was reported on a delayed basis on a Form 5 in February 2001.

                            EXPENSES AND SOLICITATION

     The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Although the Company reserves the right to do so, the Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to shareholders of record on or about the close of business on April 26, 2001.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Proposals of stockholders of the Company intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal place of business no later than December 26, 2001 to be included in the Company's Proxy Statement and form of proxy relating to that meeting. Certified mail addressed to the Secretary of the Company is advised.

     Under advance notice provisions in the Company's Bylaws, any stockholder who intends to nominate candidates for election as directors or present a proposal at the 2002 Annual Meeting of Stockholders, without inclusion of such proposal in the Company's proxy materials, is also required to provide advance notice to the Company. Notice must be received by the Secretary of the Company no earlier than March 15, 2002 and no later than April 15, 2002, and meet other requirements set forth in the Bylaws. A copy of the pertinent Bylaws provisions is available upon request to the Secretary.

                                  OTHER MATTERS

     The management of the Company does not know of any matter not specifically referred to above as to which any action is expected to be taken at the meeting. However, if any matters other than those referred to above properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     All shares represented by proxies in the form enclosed herewith will be voted at the meeting and adjournments thereof in accordance with the terms of such proxies and the pertinent statements included herein relative to the exercise of the power granted by said proxies, provided such proxies appear to be valid and executed by stockholders of record entitled to vote there at and have not previously been revoked. A proxy may be revoked at any time prior to its exercise by the filing with the Secretary of the Company of an instrument revoking such proxy or a duly executed proxy bearing a later date. A stockholder's proxy will not be voted if the stockholder attends the meeting and elects to vote in person. Where the person solicited specifies in his proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the election of the nominees listed in Item 1, FOR the approval of the amendment to the 2000 Stock Option and Incentive Plan outlined in Item 2 and FOR the ratification of the grant of non-qualified stock options outlined in Item 3.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              MICHAEL F. BRIGHAM, SECRETARY
                                              April 24, 2001




A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS, ENCLOSED INSIDE A DESCRIPTIVE POCKET COVER, WHICH SERVES AS THE COMPANY'S 2000 ANNUAL REPORT, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 2000 FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

                               INVESTOR RELATIONS
                              IMMUCELL CORPORATION
                               56 EVERGREEN DRIVE
                               PORTLAND, ME 04103

                                                                       EXHIBIT A

                              IMMUCELL CORPORATION

                    CHARTER AND POWERS OF THE AUDIT COMMITTEE


     RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

1. Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

2. Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and

3. Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy.

     FURTHER RESOLVED, that the Audit Committee shall have the following specific powers and duties:

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants or the principal accounting officer;

2.   Creating an agenda for the ensuing year;

3. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

4. Conferring with the independent accountants and the principal accounting officer concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company' s annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

5. Reviewing with management, the independent accountants and principal accounting officer significant risks and exposures, audit activities and significant audit findings;

6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

8.   Reviewing the adequacy of the Company' s systems of internal control;

9. Obtaining from the independent accountants and the principal accounting officer their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

10. Providing an independent, direct communication between the Board of Directors, the principal accounting officer and independent accountants;

11. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment, including use of Company-owned cars;

12. Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's general standard of conduct and the results of confirmations and violations of such standard;

13. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

14. Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

15. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

16. Maintaining minutes or other records of meetings and activities of the Audit Committee;

17. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

18. Conducting or authorizing investigations into any matters within the Audit Committee' s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation; and

19. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

                              IMMUCELL CORPORATION


                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON JUNE 13, 2001


KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder(s) of ImmuCell Corporation (the "Company"), do(es) hereby appoint Messrs. Michael F. Brigham and Joseph H. Crabb true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, par value $.10 per share, of the Company outstanding in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine on Wednesday, June 13, 2001 at 9:00 a.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This Proxy is revocable. The undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 24, 2001, the Proxy Statement accompanying the Notice, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

Said proxies are directed to vote as indicated on the following proposals:

1.   ELECTION OF DIRECTORS:

Nominees:  MICHAEL F. BRIGHAM, ANTHONY B. CASHEN, JOSEPH H. CRABB, KEITH N.
           HAFFER, WILLIAM H. MAXWELL, JONATHAN E. ROTHSCHILD, MITCHEL SAYARE AND TRACY D. WILKINS

FOR all nominees listed above [ ]
---

WITHHOLD AUTHORITY to vote for all nominees listed above [ ]
------------------

FOR all nominees listed above except that authority is withheld to vote for any nominee whose name is written on the line immediately below:

2. TO APPROVE AN AMENDMENT TO THE COMPANY'S 2000 STOCK OPTION AND INCENTIVE PLAN INCREASING THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK RESERVED FOR ISSUANCE UNDER SUCH PLAN FROM 250,000 TO 500,000 SHARES:

     FOR       AGAINST       ABSTAIN
     [ ]         [ ]           [ ]

3. TO RATIFY A GRANT OF NON-QUALIFIED STOCK OPTIONS TO THREE INDIVIDUALS IN ACCORDANCE WITH THE RULES OF THE NASDAQ STOCK MARKET:

     FOR       AGAINST       ABSTAIN
     [ ]         [ ]           [ ]


4.   OTHER MATTERS:

To vote with discretionary authority upon any other matters which may properly come before the meeting or any adjournment thereof.

Each stockholder should specify by a mark in the appropriate box above how he wishes his shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN
ITEM 1 ABOVE, FOR THE APPROVAL OF THE AMENDMENT TO THE 2000 STOCK OPTION AND INCENTIVE PLAN DESCRIBED IN ITEM 2 ABOVE AND FOR THE RATIFICATION OF THE GRANT OF NON-QUALIFIED STOCK OPTIONS DESCRIBED IN ITEM 3 ABOVE.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE REPLY ENVELOPE.

PLEASE CHECK HERE IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING IN PERSON.[ ]

                                          Dated: ....................,2001
                                                 .........................
                                                 .........................
                                                 .........................
                                                 Signature(s) of Stockholder(s)


Note: Signature(s) should agree with the name(s) on the stock certificates. Executors, administrators, trustees, guardians, etc. should so indicate when signing.